Exhibit 99.1

ALTRIA PROVIDES UPDATE ON FTC REVIEW
OF JUUL INVESTMENT

RICHMOND, Va. - April 8, 2019 - Altria Group, Inc. (Altria) (NYSE: MO) today announces it has received a request for additional information (Second Request) from the U.S. Federal Trade Commission (FTC) relating to its investment in JUUL Labs, Inc. (JUUL) that closed in December 2018.
Altria currently holds an approximate 35% non-voting, economic interest in JUUL. Altria is now seeking to convert its JUUL interest to voting securities pursuant to the terms of its investment. Following conversion, Altria expects to account for its investment in JUUL under the equity method of accounting and will have the right to designate one-third of the members of JUUL’s board of directors. JUUL will remain fully independent.
Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), Altria and JUUL filed notification of the proposed conversion with the federal antitrust authorities and must observe a waiting period before completing the conversion. As part of the HSR Act review process, the FTC issued the Second Request on April 8, 2019 to extend the waiting period while the FTC conducts its review. The waiting period is extended until 30 days after the parties have substantially complied with the Second Request, though it is common for that period to be extended voluntarily by the parties or terminated sooner by the FTC.
Issuance of a Second Request is a normal part of the FTC’s investigation process. Altria is cooperating with the FTC’s investigation and will work to provide answers to the FTC’s outstanding questions promptly.
Altria continues to believe that its investment and the services Altria has agreed to provide JUUL will promote competition and have long-term benefits for adult smokers. Altria continues to anticipate that the conversion of its JUUL shares will occur as planned.

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Altria's Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds equity investments in Anheuser-Busch InBev SA/NV (AB InBev), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos Group).
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the possibility that regulatory approvals required for the conversion of the shares into voting shares may not be obtained in a timely manner, if at all; and that such approvals may be subject to unanticipated conditions. Other important factors include the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections (including, without limitation, projections relating to JUUL’s domestic growth and international expansion); prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts JUUL’s current plans and operations; the fact that Altria’s reported earnings, financial position and use of equity accounting and any future dividends paid by JUUL on shares owned by Altria may be adversely affected by tax and various other factors, such as the risks encountered (including, without limitation, regulatory and litigation risks) and decisions made by JUUL in its business; risks related to the investment disrupting Altria, JUUL or their respective management; and risks relating to the effect of the transaction on JUUL’s ability to retain and hire key personnel or on its relationships with customers, suppliers and other third parties. These factors and other important factors that may cause actual results and outcomes to differ materially from those contained in projections and forward looking statements are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2018.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.
Source: Altria Group, Inc.

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